EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Closes NMG Ohio Dispensary and Processing Facility Transaction

LAS VEGAS and VANCOUVER, B.C., CANADA (September 17, 2021) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator focused on limited license markets, is pleased to report the closing of the acquisition of the remaining 70% interest in NMG Ohio LLC (“NMG Ohio”). The transaction included the transfer of a dispensary license for the Clubhouse Dispensary in Elyria, Ohio to our wholly owned subsidiary, NMG OH 1, LLC, which became effective on September 4, 2020. The transaction also included the final award of a production license which has now been transferred to our wholly owned subsidiary, NMG OH P1 LLC. As a result of the closing of this acquisition, the Company now indirectly owns 100% of NMG Ohio.

BaM’s real estate and development team were instrumental in developing the Ohio dispensary and production licenses as the State of Ohio opened for medical cannabis. The Ohio market has experienced significant growth since inception and the Ohio Ballot Board recently approved the language of a ballot initiative effort to legalize cannabis for Ohio adults aged 21 or older as well as possession and home grow language. The Clubhouse dispensary was one of the early dispensaries to open after Ohio commenced sales of medical cannabis and has recently transitioned to a Body and Mind branded dispensary. The new processing facility is located next to the Body and Mind dispensary and has been designed to produce popular Body and Mind concentrates using hydrocarbon extraction as well as edibles and oils. “Our team has years of experience with hydrocarbon extraction products in other markets and we look forward to bringing our award-winning concentrates to the growing Ohio market,” stated Michael Mills, CEO of Body and Mind.

Nevada Medical Group LLC (“NMG Nevada”), a wholly owned subsidiary of the Company, which previously held a 30% interest in NMG Ohio, has now acquired 100% ownership of NMG Ohio (the “Transaction”) for consideration of USD$3,150,000 (the “Consideration”), which was comprised of 50% in cash and 50% in shares of common stock (“Common Shares”) of the Company as follows:

CASH PAYMENTS

1.

USD$1,181,250 was paid on the execution of the Membership Interest Purchase Agreement and the related Distribution Agreement (collectively, the “Definitive Agreement”) on January 31, 2019 (“Effective Date”); and

2.	USD$393,750 has been paid pursuant to the Definitive Agreement on October 21, 2020.

COMMON SHARE ISSUANCES

1.	2,380,398 Common Shares at a deemed price of CAD$0.66 per share were issued pursuant to the Definitive Agreement on the Effective Date; and
2.	793,466 Common Shares at a deemed price of CAD$0.66 per shares were issued on October 21, 2020.

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About Body and Mind Inc.

BaM is an operations focused multi-state operator investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson
+1 203 862 0492
Jonathan.Paterson@HarborAccessLLC.com

Eric Balshin
+1 647 499 3746
eric@sophiccapital.com

Company Contact:

Michael Mills
CEO
Tel: 800-361-6312
ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

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Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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